Exhibit 99.1

Veritone Reports Fourth Quarter and Fiscal Year 2023 Results

– Fiscal Year 2023 Revenue of $127.6 Million, in line with previously stated guidance –

– Q4 Total Revenue and Software Revenue of $34.2 and $19.8 million –

– ARR(1) of $82.1 million from 3,460 Total Software Products & Services Customers(1), including $48 million or 58% from subscription-based customers(1)demonstrating diversified & stable revenue streams –

– Announced restructuring in Q1 2024 resulting in forecasted annualized savings of over 15% in operating expense accelerating profitability into the second half of 2024 –

– Closed $77.5 million four-year Senior Secured Term Debt facility, using $37.5 million of proceeds to repurchase $50.0 million of November 2026 Convertible notes and ended December 2023 with cash and cash equivalents of $79.4 million –

DENVER, CO – March 12, 2024 – Veritone, Inc. (Nasdaq: VERI) (“the Company”), a leader in designing human-centered AI solutions, today reported results for the fourth quarter and fiscal year ended December 31, 2023.

“I am pleased with our performance in the fourth quarter, and extremely excited about our prospects for 2024. For the balance of the past year, we executed and progressed against the strategic initiatives we set in motion at the beginning of 2023, continuing through the first quarter of 2024, which have resulted in a series of transformative actions, including the execution of significant cost reductions and the realignment of our organization. More importantly, we believe we now have the appropriate talent and investment to meet the current demands of our customers and partners, and to secure our growth in delivering advanced, efficient AI solutions to our customers in the years to come. These actions, coupled with our large and diverse customer base, high gross margins and industry leading AI software and solutions, set Veritone on the path to accelerating profitability into the second half of 2024,” said Ryan Steelberg, Chairman and Chief Executive Officer of Veritone. “Looking to the year ahead, I am confident that our aiWARE-powered solutions, expertise in the core market verticals we serve and renewed sense of focus will position us to be stronger, more competitive and better aligned to capitalize on the opportunities presented by the dynamic AI market for years to come.”

Full Year 2023 Financial Highlights

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Revenue of $127.6 million, a decrease of $22.2 million or 14.8% year over year.
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Loss from operations of $92.3 million, an increase of $54.3 million year over year.
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Non-GAAP gross profit of $99.3 million, a decrease of $23.0 million or 18.8% year over year.
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Net loss of $58.6 million, an increase of $33.0 million year over year on a GAAP basis.
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Non-GAAP Net Loss of $37.3 million, as compared to Non-GAAP Net Loss of $15.9 million in fiscal year 2022.
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Cash and cash equivalents(1) were $79.4 million as of December 31, 2023, as compared to $184.4 million as of December 31, 2022.

Fourth Quarter 2023 Financial Highlights

Calculated on a Pro Forma basis; for additional information on these calculations, see “Note Regarding Pro Forma Information” and the definitions provided for each metric cited.

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Revenue of $34.2 million, a decrease of 22.1%, compared to Q4 2022.
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Software Products and Services revenues of $19.8 million, a decrease of 27.2% compared to Q4 2022.
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Managed Services revenue of $14.4 million, a decrease of 13.8% compared to Q4 2022.
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Total Software Products & Services Customers(1) of 3,460, down slightly year over year.
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Total New Bookings(2) of $17.5 million, down from $26.3 million in Q4 2022.
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Annual Recurring Revenue (ARR)(2)of $82.1 million, down from $118.0 in Q4 2022 driven by declines in consumption-based revenue from our largest customer, offset by increases from recurring subscription-based revenue customers.
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Loss from Operations of $17.5 million, as compared to a loss of $10.0 million in Q4 2022.
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Non-GAAP gross profit of $27.7 million, a decrease of $9.5 million compared to Q4 2022.
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Net Income of $12.2 million, as compared to Net Income of $5.0 million in Q4 2022 driven by gains from repurchases of our November 2026 convertible notes at discounts in Q4 of 2023 and 2022.
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Non-GAAP Net Loss of $6.8 million, as compared to Non-GAAP Net Income of $2.2 million in Q4 2022.

(1) Including approximately $45.3 million of cash received from Managed Services clients for future payments to vendors.

(2) Calculated on a Pro Forma basis; for additional information on these calculations, see “Note Regarding Pro Forma Information” and the definitions provided for each metric cited.

Note Regarding Pro Forma Information

"Pro Forma” information provided in this press release represents the historical information of Veritone combined with the historical information of Broadbean (as defined below) for the applicable period on a pro forma basis as if Veritone had acquired Broadbean on January 1, 2022. Veritone completed its acquisition of (i) all of the issued and outstanding share capital of (a) Broadbean Technology Pty Ltd ACN 116 011 959 / ABN 79 116 011 959, a limited company incorporated under the laws of Australia, (b) Broadbean Technology Limited, a limited company incorporated under the laws of England and Wales, (c) Broadbean, Inc., a Delaware corporation and (d) CareerBuilder France S.A.R.L., a limited liability company organized (société à responsabilité limitée) under the laws of France, and (ii) certain assets and liabilities related thereto (the foregoing clauses (i) and (ii) together, “Broadbean”) on June 13, 2023.

	Three Months Ended December 31,			Year Ended December 31,
Unaudited			Percent			Percent
(in $000s)	2023	2022	Change	2023	2022	Change
Revenue	$34,197	$43,890	(22)%	$127,560	$149,728	(15)%
Loss from operations	$(17,505)	$(9,951)	76%	$(92,336)	$(37,995)	NM
Net income (loss)	$12,175	$5,032	NM	$(58,625)	$(25,557)	NM
Non-GAAP gross profit(1)	$27,702	$37,183	(25)%	$99,304	$122,296	(19)%
Non-GAAP net income (loss)(1)	$(6,808)	$2,190	NM	$(37,331)	$(15,880)	NM

	Three Months Ended December 31,			Year Ended December 31,
Software Products & Services			Percent			Percent
(in $000s, except customers)	2023	2022	Change	2023	2022	Change
Pro Forma Software Revenue	$19,824	$35,612	(44)%	$83,468	$117,184	(29)%
Total Software Products & Services Customers	3,460	3,824	(10)%
Annual Recurring Revenue	$82,128	$118,002	(30)%
Total New Bookings	$17,457	$26,342	(34)%
Gross Retention	>90%	>90%

NM = Not Meaningful

(1)“Pro Forma Software Revenue” is a non-GAAP measure that represents Software Products & Services revenue on a Pro Forma basis.

(2)“Total Software Products & Services Customers” includes Pro Forma Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 and also excludes any customers categorized by us as trial or pilot status. In prior periods, we provided “Ending Software Customers,” which represented Software Products & Services customers as of the end of each fiscal quarter with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by Veritone to be under an active contract for the applicable periods. Total Software Products & Services Customers is not comparable to Ending Software Customers. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve month basis and excludes any customers that are on trial or pilot status with us rather than including customers with active contracts. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services inclusive of Broadbean.

(3) “Annual Recurring Revenue” is calculated as Annual Recurring Revenue (SaaS), which is an annualized calculation of the monthly recurring revenue in the last month of the calculated quarter for all active Software Products & Services customers, combined with Annual Recurring Revenue (Consumption), which is the trailing twelve month calculation of all non-recurring and/or consumption-based revenue for all active Software Products & Services customers. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Pro Forma Annual Recurring Revenue is not comparable to Average Annual Revenue. Annual Recurring Revenue is on a Pro Forma basis, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue” and we believe Annual Recurring Revenue is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to non-recurring and/or consumption-based revenues.

(4)“Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services), in each case on a Pro Forma basis.

(5) “Gross Revenue Retention” represents our dollar-based gross retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn. All numbers used to determine Gross Revenue Retention are calculated on a Pro Forma basis.

Recent Business Highlights

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Veritone became a contributing company to the newly launched Generative AI Center of Excellence (CoE) for Amazon Web Services (AWS) Partners in the AWS Partner Network (APN). As an AWS Partner, Veritone will contribute its generative AI expertise and AI for Good principles to the program’s mission.
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iHeart, the number one audio company in America, extended its licensing agreement for both Discovery and Attribute. iHeart has utilized Veritone’s technology to provide a differentiated service to its customers and advertisers since 2017.
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Veritone launched its new Intelligent Digital Evidence Management Systems (“iDEMS”), one of the industry’s first cloud-based digital evidence management solutions that integrates AI to help public safety and judicial agencies accelerate investigations. iDEMS combines Veritone’s market-leading solutions for state and local law enforcement agencies – including Investigate, which is now available in the AWS marketplace – to form a centralized repository with AI-enabled applications that automate workflows and extract valuable data and insights, significantly improving upon legacy evidentiary software.
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Commenced the initial phase of two separate custom implementations of Veritone's iDEMS solutions with US Federal Government Agencies (DoJ and DoD) to materially reduce the time and cost associated with the organization, review and analysis of video content and evidence.
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Expanded and extended our license agreement with the California Highway Patrol (CHP) for Veritone Redact unlimited licenses, to significantly reduce the cost and time associated with providing audio and video content to third parties while protecting identities and personal identifiable information.
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Announced a technology partnership with Dalet, a leading technology and service provider for media-rich organizations, enabling a seamless workflow from content creation through production, creation, packaging and distribution, empowering media, sports and entertainment customers to monetize their digital media archives.
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Announced restructuring of organization in Q1 2024, resulting in forecasted annualized savings of 15% of operating expenses, accelerating projected near-term cash flow profitability to as early as Q4 2024.
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Entered into a four-year $77.5 million senior secured Term Loan in December 2023, using $37.5 million of the proceeds to repurchase $50.0 million principal amount of Veritone’s convertible senior notes due 2026 at a purchase price of $37.5 million plus accrued and unpaid interest through the closing date to pay fees and out-of-pocket expenses in connection with the Term Loan. Veritone expects to use the remaining net proceeds of the Term Loan for general corporate purposes.

Financial Results for Three Months Ended December 31, 2023

Delivered fourth quarter revenue of $34.2 million, a decrease of $9.7 million or 22.1% from $43.9 million in the fourth quarter of 2022. Software Products & Services revenue of $19.8 million declined $7.4 million or 27.2% year over year driven by a decline of $5.5 million in certain one-time, non-recurring revenue in Q4 2022 as compared to Q4 2023, coupled with a net decline of $1.9 million from our Veritone Hire solutions offset by a 30% year over year improvement in GRI. Managed Services revenue decreased by $2.3 million, or 13.8%, to $14.4 million, driven by lower advertising revenue and spend. Loss from operations was $17.5 million as compared to a loss of $10.0 million in Q4 2022 driven in part by the corresponding decline in revenue partially offset by various cost reductions enacted in 2023. Non-GAAP gross profit of $27.7 million in Q4 2023 declined by $9.5 million year over year largely due to the decrease in revenue. Non-GAAP gross margin of 81.3% as compared to 84.7% in 2022 driven by the mix of revenue year over year.

GAAP net income was $12.2 million, compared to $5.0 million in the fourth quarter of 2022, driven in part by non-recurring gains of $30.0 million and $19.1 million associated with the repurchases of $50.0 million and $60.0 million of our convertible senior notes due 2026 in Q4 2023 and Q4 2022, respectively, offset by the increase in loss from operations and changes in the income tax provision over the same periods. Non-GAAP net loss was $6.8 million compared to non-GAAP net income of $2.2 million in the fourth quarter of 2022, largely driven by the decline in non-GAAP gross margin, offset by net improvements in our cost structure throughout fiscal 2023.

During Q4 2023, Total Software Product & Services Customers of 3,460 was down slightly year over year on a Pro Forma basis principally due to ongoing run-off of legacy Career Builder customers transitioning off as a result of Veritone’s Q2 2023 acquisition of Broadbean. Total New Bookings on a Pro Forma basis decreased by 33.7% to $17.5 million versus the comparable period a year ago largely driven by a reduction in spend from Amazon. Annual Recurring Revenue on a Pro Forma basis decreased 30.4% year over year to $82.1 million driven in large part by the decline in consumption revenue from larger customers, including Amazon, over the trailing twelve months ended Q4 2023 as compared to Q4 2022. Excluding the declines in one-time revenue and from Amazon, Software Products & Services revenue growth would have been 64% year over year.

As of December 31, 2023, the Company had cash and cash equivalents of $79.4 million, including approximately $45.3 million of cash received from Managed Services clients for future payments to vendors.

Financial Results Full Year Ended December 31, 2023

Delivered fiscal year 2023 revenue of $127.6 million, a decrease of $22.2 million or 14.8% year over year. Software Products & Services revenue was $68.4 million, a decrease of $16.2 million or 19.1% year over year as a result of lower consumption across our Veritone Hire customer base, offset by the addition of Broadbean in Q2 2023, and the decline of certain non-recurring, one-time software revenue in 2023 versus 2022. Managed Services revenue decreased by $6.0 million, or 9.2%, to $59.2 million, driven by lower advertising revenue and spend. Excluding the declines in certain one-time revenue and from Amazon, Software Products & Services revenue growth would have 44% year over year.

Loss from operations was $92.3 million as compared to a loss of $38.0 million in 2022 driven in part by a benefit of $22.7 million in 2022 associated with a revaluation of certain contingent consideration, coupled with the decline in non-GAAP gross profit and increases in certain non-recurring diligence costs and severance expenses. Non-GAAP gross profit of $99.3 million declined by $23.0 million year over year consistent with the revenue decline over the same period.

Non-GAAP gross margin of 77.8% as compared to 81.7% in 2022 driven in large part by the mix of revenue in 2023 as compared to 2022.

Net loss was $58.6 million, compared to $25.2 million for fiscal year 2022, driven in part by the increase in loss from operations offset by the previously discussed gains on debt extinguishments of $30.0 million and $19.1 million in Q4 2023 and 2023, respectively, improvements in interest income year over year and the changes in the income tax provision over the same periods. Non-GAAP net loss was $37.3 million compared to $15.9 million in 2022, largely driven by the decline non-GAAP gross margin and the net impact of various cost reductions made in fiscal 2023 offset by the acquisition of Broadbean operating expenses in Q2 2023.

Business Outlook

First Quarter 2024

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Revenue is expected to be in the range of $30.5 million to $31.5 million, as compared to $30.3 million in the first quarter of 2023.
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Non-GAAP net loss is expected to be in the range of $7.0 million to $8.0 million, compared to non-GAAP net loss of $9.6 million in the first quarter of 2023.

Full Year 2024

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Revenue is expected to be in the range of $134.0 million to $142.0 million, as compared to $127.6 million for fiscal 2023.
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Non-GAAP net loss is expected to be in the range of $11.0 million to $15.0 million, compared to non-GAAP net loss of $37.5 million for fiscal 2023.

These updated financial guidance ranges supersede any previously disclosed financial guidance and investors should not rely on any previously disclosed financial guidance.

Conference Call

Veritone will hold a conference call to deliver management’s prepared remarks on Tuesday, March 12, 2024, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its fourth quarter and full year 2023 results, provide an update on the business and conduct a question-and-answer session. To participate, please join the audio webcast or dial-in and ask to be connected to the Veritone earnings conference call. To avoid a delay, if dialing in, please pre-register or join the live audio webcast.

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Pre-Registration*
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Live Audio Webcast
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Domestic Call Number: (844) 750-4897
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International Call Number: (412) 317-5293

A replay of the conference call can be accessed one hour after the end of the conference call through March 19, 2024. The full webcast replay will be available through March 12, 2025. To access the earnings webcast replay please visit the Veritone Investor Relations website.

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Domestic Replay Number: (877) 344-7529
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International Replay Number: (412) 317-0088
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Replay Access Code: 2805175

* Please note that pre-registered participants will receive their dial-in number and unique PIN upon registration.

About the Presentation of Supplemental Non-GAAP Financial Information and Key Performance Indicators

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Pro Forma Software Revenue, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The Company also provides certain key performance indicators (KPIs), including Total Software Products & Services Customers, Annual Recurring Revenue, Annual Recurring Revenue (SaaS), Annual Recurring Revenue (Consumption), Total New Bookings and Gross Revenue Retention. The Company has posted additional supplemental financial information on its website at investors.veritone.com concurrently with this press release.

Pro Forma Software Revenue represents Software Products & Services revenue on a Pro Forma basis. Non-GAAP gross profit is defined as revenue less cost of revenue. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue. Non-GAAP net income (loss) and non-GAAP net income (loss) per share is the Company’s net income (loss) and net income (loss) per share, adjusted to exclude, provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, changes in fair value of warrant liability, changes in fair value of contingent consideration, interest income, interest expense, foreign currency gains and losses, acquisition and due diligence costs, gain on sale of energy group, contribution of business held for sale, variable consultant performance bonus expense, and severance and executive transition costs. The items excluded from these non-GAAP financial measures, as well as a breakdown of GAAP net income (loss), non-GAAP net income (loss) and these excluded items between the Company’s Core Operations and Corporate, are detailed in the reconciliations included following the financial statements attached to this news release. In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the most directly comparable GAAP measures.

The Company has provided these non-GAAP financial measures and KPIs because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. The non-GAAP financial measures should not be considered as an alternative to revenue, net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently. The non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Core Operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

Corporate principally consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public company driven costs.

Software Products & Services consists of revenues generated from commercial enterprise and government and regulated industries customers using our aiWARE platform and HR Hiring Solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

Managed Services consist of revenues generated from commercial enterprise customers using our content licensing services and advertising agency and related services.

About Veritone

Veritone (NASDAQ: VERI) designs human-centered AI solutions. Serving customers in the talent acquisition, media, entertainment and public sector industries, Veritone's software and services empower individuals at many of the world’s largest and most recognizable brands to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models that transforms data sources into actionable intelligence. Guided by its commitment to responsible AI use, Veritone blends human expertise with AI technology to advance human potential and help organizations achieve more than ever before.

To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation, statements regarding our prospects for 2024, our ability to deliver AI solutions to our customers, ability to achieve cash flow profitability as early as Q4 2024, and our expected total revenue and non-GAAP net loss for Q1 2024 and for full year 2024. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, expectations, beliefs and information. As such, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, our ability to expand our aiWARE SaaS business; declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies; our requirements for additional capital to support our business growth and the availability of such capital on acceptable terms, if at all; our reliance upon a limited number of key customers for a significant portion of our revenue, including declines in key customers’ usage of our products and other offerings, our ability to realize the intended benefits of our acquisitions and divestitures, including our ability to successfully integrate our recent acquisition of Broadbean; our identification of existing material weaknesses in our internal control over financial reporting; fluctuations in our results over time; the impact of seasonality on our business; our ability to manage our growth, including through acquisitions and our further expansion into international markets; our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments; actions by our competitors, partners and others that may block us from using the third party technologies in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate such technologies into our platform; interruptions, performance problems or security issues with our technology and infrastructure, or that of our third party service providers; the impact of the continuing economic disruption caused by macroeconomic and geopolitical factors, including the COVID-19 pandemic, the Russia-Ukraine conflict, the war in Israel, financial instability, inflation rates and the responses by central banking authorities to control inflation, monetary supply shifts and the threat of recession in the United States and around the world on our business operations and those of our existing and potential customers; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Certain of these judgments and risks are discussed in more detail in our most recently-filed Annual Report on Form 10-K, and other periodic reports filed from time to time with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. The forward-looking statements contained herein reflect the our beliefs, estimates and predictions as of the date hereof, and we undertake no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Mike Zemetra

Chief Financial Officer

Veritone, Inc.

investors@veritone.com

IR Agency Contact:

Stefan Norbom

Prosek Partners

203-644-5475

snorbom@prosek.com

Source: Veritone, Inc.

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	December 31, 2023	December 31, 2022
ASSETS

Cash and cash equivalents	$79,439	$184,423
Accounts receivable, net	69,266	56,001
Expenditures billable to clients	19,608	22,339
Prepaid expenses and other current assets	14,457	15,242
Total current assets	182,770	278,005
Property, equipment and improvements, net	8,656	5,291
Intangible assets, net	83,423	79,664
Goodwill	80,247	46,498
Long-term restricted cash	867	859
Other assets	19,851	14,435
Total assets	$375,814	$424,752

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$32,756	$36,738
Accrued media payments	93,896	102,064
Client advances	15,452	16,442
Deferred revenue	12,813	2,600
Senior Secured Term Loan, current portion	5,813	—
Contingent consideration, current	1,000	8,067
Other accrued liabilities	27,095	27,412
Total current liabilities	188,825	193,323
Convertible senior notes, non-current	89,572	137,767
Senior Secured Term Loan, non-current	45,012	-
Contingent consideration, non-current	633	—
Other non-current liabilities	13,625	13,811
Total liabilities	337,667	344,901
Total stockholders' equity	38,147	79,851
Total liabilities and stockholders' equity	$375,814	$424,752

VERITONE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$34,197	$43,890	$127,560	$149,728
Operating expenses:
Cost of revenue	6,495	6,707	28,256	27,432
Sales and marketing	13,318	13,780	52,024	51,345
Research and development	9,634	10,854	42,090	43,589
General and administrative	16,307	17,050	73,811	44,177
Amortization	5,948	5,450	23,715	21,180
Total operating expenses	51,702	53,841	219,896	187,723
Loss from operations	(17,505)	(9,951)	(92,336)	(37,995)
Gain on debt extinguishment	30,023	19,097	30,023	19,097
Other income (expense), net	(769)	(684)	640	(4,350)
Income (loss) before provision for income taxes	11,749	8,462	(61,673)	(23,248)
(Benefit from) provision for income taxes	(426)	3,430	(3,048)	2,309
Net income (loss)	$12,175	$5,032	$(58,625)	$(25,557)
Net income (loss) used for calculating net income (loss) per share:
Basic	$12,175	$5,032	$(58,625)	$(25,557)
Diluted	$(14,356)	$(9,096)	$(58,625)	$(25,557)
Net income (loss) per share:
Basic	$0.33	$0.12	$(1.59)	$(0.71)
Diluted	$(0.33)	$(0.21)	$(1.59)	$(0.71)
Weighted average shares outstanding:
Basic	37,169,048	36,359,618	36,909,919	36,033,560
Diluted	43,599,411	42,487,004	36,909,919	36,033,560
Comprehensive income (loss):
Net income (loss)	$12,175	$5,032	$(58,625)	$(25,557)
Foreign currency translation (loss) gain, net of income taxes	80	(614)	66	28
Total comprehensive loss	$12,255	$4,418	$(58,559)	$(25,529)

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended December 31, 2023			Year Ended December 31, 2023
		Government &			Government &
	Commercial	Regulated		Commercial	Regulated
	Enterprise	Industries	Total	Enterprise	Industries	Total
Total Software Products & Services	$18,301	$1,519	$19,820	$62,410	$5,991	$68,401

Managed Services
Advertising	10,326	—	10,326	38,821	—	38,821
Licensing	4,501	—	4,501	20,338	—	20,338
Total Managed Services	14,827	—	14,827	59,159	—	59,159

Total Revenue	$33,128	$1,519	$34,647	$121,569	$5,991	$127,560

	Three Months Ended December 31, 2022			Year Ended December 31, 2022
		Government &			Government &
	Commercial	Regulated		Commercial	Regulated
	Enterprise	Industries	Total	Enterprise	Industries	Total
Total Software Products & Services	$26,055	$1,165	$27,220	$80,749	$3,829	$84,578

Managed Services
Advertising	12,045	—	12,045	44,665	—	44,665
Licensing	4,625	—	4,625	20,485	—	20,485
Total Managed Services	16,670	—	16,670	65,150	—	65,150

Total Revenue	$42,725	$1,165	$43,890	$145,899	$3,829	$149,728

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(58,625)	$(25,557)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	26,102	22,493
Provision for credit losses	272	549
Stock-based compensation expense	10,950	19,115
Gain on sale of energy group	(2,572)	—
Change in fair value of contingent consideration	2,284	(22,721)
Change in deferred taxes	(4,984)	(1,562)
Amortization of debt issuance costs	1,082	1,191
Amortization of right-of-use assets	1,561	1,053
Imputed non-cash interest income	(439)	—
Gain on debt extinguishment	(30,023)	(19,097)
Changes in assets and liabilities:
Accounts receivable	(5,720)	29,658
Expenditures billable to clients	2,731	4,841
Prepaid expenses and other assets	2,276	(2,938)
Other assets	(2,204)	(9,558)
Accounts payable	(5,449)	(9,997)
Deferred revenue	184	-
Accrued media payments	(8,168)	14,507
Client advances	(982)	8,481
Other accrued liabilities	(2,877)	(1,600)
Other liabilities	(1,820)	(5,121)
Net cash (used in) provided by operating activities	(76,421)	3,737

Cash flows from investing activities:
Minority investment	—	(2,750)
Proceeds from divestiture	504	—
Capital expenditures	(5,120)	(4,765)
Acquisitions, net of cash acquired	(50,268)	(4,589)
Net cash used in investing activities	(54,884)	(12,104)

Cash flows from financing activities:
Payment of debt issuance costs	(3,120)	—
Issuance of Senior Secured Term Loan	77,500	—
Repurchase of convertible senior notes	(37,500)	(39,029)
Payment of debt repurchase costs	—	(380)
Unwinding of capped calls related to debt repurchase	—	276
Payment of contingent consideration	(2,690)	(14,376)
Taxes paid related to net share settlement of equity awards	(1,153)	(9,766)
Payment of earnout	(7,772)	—
Proceeds from issuances of stock under employee stock plans, net	1,064	1,347
Net cash provided by (used in) financing activities	26,329	(61,928)

Net decrease in cash and cash equivalents and restricted cash	(104,976)	(70,295)
Cash and cash equivalents and restricted cash, beginning of period	185,282	255,577
Cash and cash equivalents and restricted cash, end of period	$80,306	$185,282

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS) TO GAAP NET LOSS (UNAUDITED)
(in thousands)

	Three Months Ended December 31,
	2023			2022
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Core Operations(1)	Core Operations(1)
Net income	$(7,707)	$19,882	$12,175	$3,466	$1,566	$5,032
(Benefit from) provision for income taxes	386	(812)	(426)	2,310	1,120	3,430
Depreciation and amortization	5,786	162	5,948	5,882	117	5,999
Stock-based compensation expense	1,548	632	2,180	2,526	2,010	4,536
Change in fair value of contingent consideration	—	817	817	—	355	355
Interest (income) expense, net	—	704	704	—	680	680
Foreign currency impact	458	(65)	393	—	—	—
Gain on debt extinguishment	—	(30,023)	(30,023)	—	(19,097)	(19,097)
Acquisition and due diligence costs	—	872	872	—	1,080	1,080
Contribution of business held for sale (3)	(98)	—	(98)	—	—	—
Variable consultant performance bonus expense	(77)	—	(77)	—	—	—
Severance and executive transition costs	406	321	727	175	—	175
Non-GAAP net (loss) income	$853	$(7,665)	$(6,808)	$14,359	$(12,169)	$2,190

	Year Ended December 31,
	2023			2022
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(46,133)	$(12,492)	$(58,625)	$(19,027)	$(6,530)	$(25,557)
(Benefit from) provision for income taxes	(4,022)	974	(3,048)	1,805	504	2,309
Depreciation and amortization	25,216	885	26,101	21,936	557	22,493
Stock-based compensation expense	7,259	3,567	10,826	10,138	8,977	19,115
Change in fair value of contingent consideration	—	2,284	2,284	—	(22,721)	(22,721)
Interest expense, net	10	2,438	2,448	—	4,350	4,350
Foreign currency impact	—	(133)	(133)	—	—	—
Gain on debt extinguishment	—	(30,023)	(30,023)	—	(19,097)	(19,097)
Acquisition and due diligence costs	—	9,125	9,125	—	2,688	2,688
Gain on sale of energy group	—	(2,572)	(2,572)	—	—	—
Contribution of business held for sale (3)	1,691	—	1,691	—	—	—
Variable consultant performance bonus expense	951	—	951	—	—	—
Severance and executive transition costs	2,676	968	3,644	512	28	540
Non-GAAP Net Loss	$(12,352)	$(24,979)	$(37,331)	$15,364	$(31,244)	$(15,880)

(1) Core Operations consists of our aiWARE operating platform of software, SaaS and related services; content, licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2) Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

(3) Contribution of business held for sale relates to the net loss for the periods presented for our energy group that we divested during Q2 2023. We have not recast Non-GAAP Net Loss for periods ended prior to March 31, 2023 because the change in business strategy to divest the business occurred in Q1 2023 and the prior period contributions were costs to operate the continuing business when incurred in the prior periods. The historical amounts would not have a major effect on prior period results.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET INCOME (LOSS) RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
	Three Months Ending	Year Ending
	March 31, 2024	December 31, 2024
Net loss	($19.8) to ($18.8)	($57.1) to ($53.2)
Provision for income taxes	($0.6)	($3.0)
Interest expense, net	$1.6	$6.5
Depreciation and amortization	$6.2	$24.6
Stock-based compensation expense	$2.3	$9.8
Variable consultant performance bonus expense	$0.3	$1.3
Change in fair value of contingent consideration	$0.5	$1.0
Severance and executive search	$1.5	$2.0
Non-GAAP net income (loss)	($8.0) to ($7.0)	($15.0) to ($11.0)

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$34,197	$43,890	$127,560	$149,728
Cost of revenue	6,495	6,707	28,256	27,432
Non-GAAP gross profit	27,702	37,183	99,304	122,296

GAAP cost of revenue	6,495	6,707	28,256	27,432
Stock-based compensation expense	(20)	(26)	(52)	(116)
Non-GAAP cost of revenue	6,475	6,681	28,204	27,316

GAAP sales and marketing expenses	13,318	13,780	52,024	51,345
Depreciation	(27)	—	(60)	—
Stock-based compensation expense	(388)	(535)	(1,301)	(2,263)
Severance and executive transition costs	(85)	—	(831)	(86)
Non-GAAP sales and marketing expenses	12,818	13,245	49,832	48,996

GAAP research and development expenses	9,634	10,854	42,090	43,589
Depreciation	(645)	—	(1,499)	—
Stock-based compensation expense	(823)	(1,273)	(4,445)	(5,056)
Variable consultant performance bonus expense	77	—	(951)	—
Severance and executive transition costs	(138)	—	(1,034)	(198)
Non-GAAP research and development expenses	8,105	9,581	34,161	38,335

GAAP general and administrative expenses	16,307	17,050	73,811	44,177
Depreciation	673	(549)	(827)	(1,313)
Stock-based compensation expense	(949)	(2,702)	(5,028)	(11,680)
Change in fair value of contingent consideration	(817)	(355)	(2,284)	22,721
Acquisition and due diligence costs	(872)	(1,080)	(9,125)	(2,688)
Severance and executive transition costs	(504)	(175)	(1,779)	(256)
Non-GAAP general and administrative expenses	13,838	12,189	54,768	50,961

GAAP amortization	(5,948)	(5,450)	(23,715)	(21,180)

GAAP loss from operations	(17,505)	(9,951)	(92,336)	(37,995)
Total non-GAAP adjustments (1)	10,467	12,145	52,931	22,115
Non-GAAP loss (income) from operations	(7,038)	2,194	(39,405)	(15,880)

GAAP other income, net	(769)	18,413	30,663	14,747
Contribution of business held for sale (2)	(98)	—	1,691	—
Gain on debt extinguishment	(30,023)	(19,097)	(30,023)	(19,097)
Gain on sale of energy group	—	—	(2,572)	—
Foreign currency impact	393	—	(133)	—
Interest (expense) income, net	704	680	2,448	4,350
Non-GAAP other (expense) income, net	(29,793)	(4)	2,074	—

GAAP income (loss) before income taxes	11,749	8,462	(61,673)	(23,248)
Total non-GAAP adjustments (1)	(18,557)	(6,272)	24,342	7,368
Non-GAAP (loss) income before income taxes	(6,808)	2,190	(37,331)	(15,880)

(Benefit from) provision for income taxes	(426)	3,430	(3,048)	1,988

GAAP net income (loss)	12,175	5,032	(58,625)	(25,236)
Total non-GAAP adjustments (1)	(18,983)	(2,842)	21,294	9,356
Non-GAAP net (loss) income	$(6,808)	$2,190	$(37,331)	$(15,880)

Shares used in computing non-GAAP basic and diluted net (loss) income per share	37,169	36,360	36,910	36,034
Shares used in computing non-GAAP diluted net (loss) income per share (2)	43,599	42,487	36,910	36,034
Non-GAAP basic and diluted (net loss) income per share	$(0.18)	$0.06	$(1.01)	$(0.44)
Non-GAAP diluted net (loss) income per share	$(0.16)	$0.05	$(1.01)	$(0.44)

(1) Adjustments are comprised of the adjustments to GAAP cost of revenue, sales and marketing expenses, research and development expenses and general and administrative expenses and other (expense) income, net (where applicable) listed above.

(2) Shares used in computing non-GAAP diluted net income (loss) per share include the dilutive effects of common stock options, RSUs, and warrants as well as the common stock issuable in connection with the Senior Secured Term Loan and convertible senior notes, which for the purposes of diluted net earnings per share will be presented as if the Senior Secured Term Loan and convertible senior notes were converted to common shares as of January 1, 2022.

VERITONE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

We are providing the following unaudited supplemental financial information as a lookback of the trailing twelve months and the comparative quarter for the prior year to help investors better understand our recent historical and year-over-year performance. The Software Products & Services supplemental financial information is presented on a Pro Forma basis, as further described below.

Software Products & Services Supplemental Financial Information

The following table sets forth the results for each of our Software Products & Services supplemental financial information.

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2022 (1)	2022 (1)	2022 (1)	2022 (1)	2023 (1)	2023 (1)	2023	2023
Pro Forma Software Revenue (in 000’s) (2)	$26,319	$26,650	$28,603	$35,612	$22,423	$20,860	$20,361	$19,824
Total Software Products & Services Customers (3)	3,673	3,718	3,787	3,824	3,773	3,705	3,536	3,460
Annual Recurring Revenue (SaaS) (in 000’s) (4)	$48,392	$44,465	$43,925	$46,248	$45,453	$47,720	$47,756	$48,026
Annual Recurring Revenue (Consumption) (in 000’s) (5)	$87,445	$85,901	$85,091	$71,754	$67,242	$60,229	$50,803	$34,102
Total New Bookings (in 000’s) (6)	$16,643	$22,009	$23,793	$26,342	$22,794	$8,388	$15,501	$17,457
Gross Revenue Retention (7)	>90%	>90%	>90%	>90%	>90%	>90%	>90%	>90%

(1) All of the supplemental financial information for this period is presented on a Pro Forma basis inclusive of Broadbean.

(2) “Software Revenue - Pro Forma” is a non-GAAP measure that represents Software Products & Services revenue on a Pro Forma basis.

(3) “Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 and also excludes any customers categorized by us as trial or pilot status. In prior periods, we provided “Ending Software Customers,” which represented Software Products & Services customers as of the end of each fiscal quarter with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by the Company to be under an active contract for the applicable periods. Total Software Products & Services Customers is not comparable to Ending Software Customers. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve-month basis. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve-month basis and excludes any customers that are on trial or pilot status with us rather than including customers with active contracts. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services customers inclusive of Broadbean.

(4) “Annual Recurring Revenue (SaaS)” represents an annualized calculation of monthly recurring revenue during the last month of the applicable quarter for all Total Software Products & Services customers, in each case on a Pro Forma basis. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue is not comparable to Average Annual Revenue (SaaS). Annual Recurring Revenue (SaaS) includes only subscription-based SaaS revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (SaaS)” and we believe Annual Recurring Revenue (SaaS) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues.

(5) “Annual Recurring Revenue (Consumption)” represents the trailing twelve months of all non-recurring and/or consumption-based revenue for all active Total Software Products & Services customers, in each case, on a Pro Forma basis. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue (Consumption) is not comparable to Average Annual Revenue. Annual Recurring Revenue (Consumption) includes only non-recurring and/or consumption-based revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (Consumption)” and we believe Annual Recurring Revenue (Consumption) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues.

(6) “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services), in each case on a Pro Forma basis.

(7) “Gross Revenue Retention” represents calculate our dollar-based gross revenue retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software

Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn. All numbers used to determine Gross Revenue Retention are calculated on a Pro Forma basis.

The following table sets forth the reconciliation of revenue to pro forma revenue and the calculation of pro forma annual recurring revenue.

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2022	2022	2022	2022	2023	2023	2023	2023
Software Products & Services Revenue (in 000’s)	$18,167	$18,379	$20,812	$27,220	$14,121	$12,376	$20,146	$19,824
Broadbean Revenue (in 000’s) (1)	6,204	6,974	7,639	8,230	8,156	8,374	8,739	8,662
Pro Forma Software Revenue (in 000’s)	$24,371	$25,353	$28,451	$35,450	$22,277	$20,750	$28,885	$28,486
Managed Services Revenue (in 000’s)	16,240	15,856	16,384	16,670	16,142	13,875	14,772	14,376
Total Pro Forma Revenue (in 000’s)	$40,611	$41,209	$44,835	$52,120	$38,419	$34,625	$43,657	$42,863

	Trailing Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2022	2022	2022	2022	2023	2023	2023	2023
Software Products & Services Revenue (in 000’s)	$72,997	$85,796	$97,581	$84,578	$80,532	$74,529	$73,863	$66,467
Broadbean Revenue (in 000’s) (1)	29,599	30,006	30,136	29,047	30,998	32,398	33,498	33,931
Pro Forma Software Revenue (in 000’s)	$102,596	$115,802	$127,717	$113,625	$111,530	$106,927	$107,361	$100,398
Managed Services Revenue (in 000’s)	58,419	60,546	63,406	65,150	65,052	63,071	61,459	59,165
Total Pro Forma Revenue (in 000’s)	$161,015	$176,348	$191,123	$178,775	$176,582	$169,998	$168,820	$159,563

Pro Forma Total Number of Customers	3,673	3,718	3,787	3,824	3,773	3,705	3,536	3,460
Pro Forma Annual Recurring Revenue (in 000’s) (2)	$135,837	$130,366	$129,016	$118,002	$112,695	$107,949	$98,549	$82,127

(1) “Pro Forma Software Revenue” includes historical Software Products & Services Revenue from the past eight (8) fiscal quarters of each of Veritone, Inc. and Broadbean (unaudited) and presents such revenue on a combined pro forma basis treating Broadbean as owned by Veritone, Inc. since January 1, 2022.

(2) “Pro Forma Annual Recurring Revenue” represents an annualized calculation of the monthly recurring revenue in the last period of the calculated quarter, combined with the trailing twelve month calculation for all non-recurring and/or consumption based revenue for all active customers.

Managed Services Supplemental Financial Information

The following table sets forth the results for each of the key performance indicators for Managed Services.

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2022	2022	2022	2022	2023	2023	2023	2023
Avg billings per active Managed Services client (in 000’s) (1)	$684	$736	$747	$823	$771	$576	$630	$647
Revenue during quarter (in 000’s) (2)	$10,735	$9,625	$10,035	$11,074	$9,337	$6,876	$9,117	$8,612

(1) Avg billings per active Managed Services customer for each quarter reflects the average quarterly billings per active Managed Services customer over the twelve-month period through the end of such quarter for Managed Services clients that are active during such quarter.

(2) Managed Services revenue and metrics exclude content licensing and media services.

VERITONE, INC.
RECONCILIATION OF NON-GAAP GROSS PROFIT TO LOSS FROM OPERATIONS
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Loss from operations	$(17,505)	$(9,951)	$(92,336)	$(37,995)
Sales and marketing	13,318	13,780	52,024	51,345
Research and development	9,634	10,854	42,090	43,589
General and administrative	16,307	17,050	73,811	44,177
Amortization	5,948	5,450	23,715	21,180
Non-GAAP gross profit	$27,702	$37,183	$99,304	$122,296

	Three Months Ended December 31,			Year Ended December 31,
Unaudited			Percent			Percent
(in $000s)	2023	2022	Change	2023	2022	Change
Revenue	$34,197	$43,890	(22)%	$127,560	$149,728	(15)%
Loss from operations	$(17,505)	$(9,951)	76%	$(92,336)	$(37,995)	NM
Net income (loss)	$12,175	$5,032	NM	$(58,625)	$(25,557)	NM
Non-GAAP gross profit(1)	$27,702	$37,183	(25)%	$99,304	$122,296	(19)%
Non-GAAP net income (loss)(1)	$(6,808)	$2,190	NM	$(37,331)	$(15,880)	NM

	Three Months Ended December 31,			Year Ended December 31,
Software Products & Services			Percent			Percent
(in $000s, except customers)	2023	2022	Change	2023	2022	Change
Pro Forma Software Revenue	$19,824	$35,612	(44)%	$83,468	$117,184	(29)%
Total Software Products & Services Customers	3,460	3,824	(10)%
Annual Recurring Revenue	$82,128	$118,002	(30)%
Total New Bookings	$17,457	$26,342	(34)%
Gross Retention	>90%	>90%